Exhibit 99.1

Feb. 25, 2010

FOR IMMEDIATE RELEASE

Contacts:

Tamera Gjesdal                                               Cynthia Williams

Senior Vice President                                     Senior Vice President
Investor Relations                                          Corporate Communications

(336) 733-3058                                              (336) 733-1478

BB&T Corporation COO to speak March 1 at CLSA AsiaUSA Forum

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today said that Chief Operating Officer Chris Henson is scheduled to present at the CLSA AsiaUSA Forum in San Francisco on March 1 at 12:30 p.m. EST (9:30 a.m. PST).

A live audio webcast of Henson’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

At Dec. 31, Winston-Salem, N.C.-based BB&T Corporation (NYSE: BBT) had $165.8 billion in assets and operated more than 1,800 financial centers in 12 states and Washington, D.C. More information about the company is available at www.BBT.com.

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